COOPERATION AGREEMENT

THIS COOPERATION AGREEMENT is made as of the 1st day of July, 2014 (the "**Effective Date**").

BETWEEN:

MEDICUS INTENSIVPFLEGE GMBH, a German registered corporation with offices at Waiblingerstrasse 34, Stuttgart, Germany, 70372.

("**Medicus**")

AND:

BEATMUNGSPFLEGE 24 GMBH, a German registered corporation with offices at Waiblingerstrasse 34, Stuttgart, Germany, 70372.

("**B GmbH**")

WHEREAS:

A. Medicus is authorized and in the business of providing nursing care services pursuant to paragraph 72 SGB XI, has entered into a contract pursuant to paragraph 132 a Abs. 2 SGB V with the statutory insurance companies and is therefore able to bill the nursing care insurance companies directly and has employees/nursing staff in the area of ventilation nursing care;

B. B GmbH desires to provide medical home care services to its patients (the "**Services**") but is not yet authorized to provide nursing care services pursuant to paragraph 72 SGB/ paragraph 132 a Abs. 2 SGB V;

C. this Cooperation Agreement is intended to cover cooperation between the Parties in the provision of certain nursing care services including in the area of ventilation nursing care;

D. Medicus will supply the required personnel and nursing staff for ventilation nursing care as required by B GmbH pursuant to its agreements with its patients;

E. Further to the provision of the Services, the parties acknowledge that such Services shall include billing, collection and payment of expenses on behalf of B GmbH, however B GmbH will retain management oversight and supervise the proper provision of the Services; and

F. Medicus covenants performance of its services in accordance with recognized health industry standards and practices.

NOW THEREFORE THIS COOPERATION AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged by each of the parties hereto (the "**Parties**" or, each, a "**Party**"), the Parties hereto covenant and agree each with the other as follows:

1. SERVICE AND COMPENSATION

1.1 Medicus shall:

a) provide the Services to B GmbH; and

b) provide B GmbH with such information as B GmbH may require to prepare the billing statements;

c) prepare a quarterly billing statement detailing the Services provided and present such statement to B GmbH for its analysis; and

d) provide to B GmbH such further supporting information in respect of the Services and provide such access to B GmbH into the relevant accounting materials as may be required by B GmbH upon written request by B GmbH (the "**Right**"). The Right extends to those third party professionals engaged by B GmbH who have confidentiality obligations (for example: auditors and etc.). B GmbH is responsible for the payment of fees of such third party professionals.

1.2 B GmbH shall pay Medicus a fee in the amount of 15% of the gross revenues generated by B GmbH from the provision of nursing care services to patients of B 24 GmbH (the "**Fee**").

1.3 The Fee is payable within 10 days of submission by Medicus of its annual billing statement. The Parties are operating on the basis that sales tax will not apply.

1.4 Progress payments throughout the fiscal year shall be payable based on the progress of completion and upon separate invoicing.

2. CONFIDENTIALITY

2.1 Subject to the provisions of clauses 2.2 and 2.3, each party:

a) shall treat as strictly confidential and use solely for the purposes contemplated by this Cooperation Agreement all information, whether technical or commercial, obtained or received by it as a result of entering into or performing its obligations under this Cooperation Agreement and relating to the negotiations relating to, or the provisions or subject matter of, this Cooperation Agreement or any other party to it ("**Confidential Information**");

b) shall not, except with the prior written consent of the party from whom the Confidential Information was obtained, publish or otherwise disclose to any person any Confidential Information except for the purposes contemplated by this Cooperation Agreement or as necessary to any governmental organization or regulatory body including the Securities and Exchange Commission of the United States of America; and

c) where any of the Confidential Information is also privileged, the waiver of such privilege is limited to the purposes of this Cooperation Agreement and does not and is not intended to result in any wider waiver of the privilege and each Party shall take all reasonable steps to protect the privilege of the other party in its respective Confidential Information and shall advise the other party promptly in writing if any step is taken by any other person to obtain any privileged Confidential Information of the other party.

2.2 Each party may disclose Confidential Information which would otherwise be subject to clause 2.1 if, and only to the extent that it can demonstrate that:

a) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it, wherever situated, and whether or not the requirement has the force of law;

b) the Confidential Information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from the other party; or

c) the Confidential Information has come into the public domain other than through its fault or the fault of any person to whom the Confidential Information has been disclosed in accordance with clause 2.1;

provided that any such disclosure shall not be made without prior consultation with the party from whom the Confidential Information was obtained.

2.3 Each Party may for the purposes contemplated by this Cooperation Agreement disclose Confidential Information to the following persons or any of them, provided that a written confidentiality undertaking in a form equivalent to clause 2.1 has been obtained from such person:

a) its professional advisers, auditors, bankers and insurers, acting as such; and

b) its directors, officers, senior employees and sub-contractors.

2.4 The restrictions contained in this clause shall survive the termination of this Cooperation Agreement and shall continue for two years from such termination.

3. WARRANTIES

3.1 Medicus hereby separately represents warrants and undertakes for itself to and with B GmbH and its successors in title as follows:

a) Medicus has full legal right, power and authority to execute, deliver and perform their obligations under this Cooperation Agreement; and

b) There is no provision of any existing contract, agreement or instrument binding Medicus which has been or would be contravened by the execution and delivery of this Cooperation Agreement or by the performance or observance by Medicus of any of the terms hereof.

3.2 B GmbH hereby separately represents warrants and undertakes for itself to and with Medicus and its successors in title as follows:

a) B GmbH has full legal right, power and authority to execute, deliver and perform their obligations under this Cooperation Agreement; and

b) There is no provision of any existing contract, agreement or instrument binding B GmbH which has been or would be contravened by the execution and delivery of this Cooperation Agreement or by the performance or observance by B GmbH of any of the terms hereof.

4. TERM AND TERMINATION

4.1 This Cooperation Agreement shall come into force on the Effective Date subject to earlier termination pursuant to clauses 4.2 or 8.4 below (the "**Term**").

4.2 This Cooperation Agreement may not be terminated until B GmbH obtains authorization to provide nursing care services pursuant to paragraph 72SGB XI.

4.3 Upon termination in accordance with this clause 4 or 8.4:

a) the rights and obligations of the parties under this Cooperation Agreement shall terminate and be of no future effect, except that clauses 2 and 7 shall remain in full force and effect;

b) any rights or obligations to which any of the parties to this Cooperation Agreement may be entitled or be subject before such termination shall remain in full force and effect; and

c) termination shall not affect or prejudice any right to damages or other remedy which the terminating party may have in respect of the event which gave rise to the termination or any other right to damages or other remedy which any party may have in respect of any breach of this Cooperation Agreement which existed at or before the date of termination.

5. LIMITATION OF LIABILITY

5.1 The provisions of this clause 5 set out the entire financial liability of Medicus (including any liability for the acts or omissions of its employees, agents and subcontractors) to B GmbH in respect of:

a) any breach of this Cooperation Agreement;

b) any representation, statement or tortious act or omission including negligence arising under or in connection with this Cooperation Agreement; and

c) any specific act of negligence traceable to Medicus.

6. PROVISIONS RELATING TO THIS COOPERATION AGREEMENT

6.1 Medicus shall be entitled to carry out its obligations under this Cooperation Agreement through any agents or sub-contractors appointed by it in its absolute discretion for that purpose subject to the prior written consent of B GmbH.

6.2 This Cooperation Agreement, together with any documents referred to in it constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter, and can be amended only by written agreement amongst the Parties.

6.3 The Parties acknowledge that they have not been induced to enter into this Cooperation Agreement by any representation or warranty other than those contained in this Cooperation Agreement and, having negotiated and freely entered into this Cooperation Agreement, agree that they shall have no remedy in respect of any other such representation or warranty except in the case of fraud. The Parties acknowledge that their legal advisers have explained to them the effect of this clause.

6.4 No variation of this Cooperation Agreement shall be effective unless made in writing and signed by each of the parties.

6.5 The rights, powers, privileges and remedies provided in this Cooperation Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

6.6 No failure to exercise nor any delay in exercising by any party to this Cooperation Agreement of any right, power, privilege or remedy under this Cooperation Agreement shall impair or operate as a waiver thereof in whole or in part.

6.7 No single or partial exercise of any right, power privilege or remedy under this Cooperation Agreement shall prevent any further or other exercise thereof or the exercise of any other right, powers, privilege or remedy.

6.8 Subject to any express provisions to the contrary each party to this Cooperation Agreement shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this Cooperation Agreement.

6.9 If any provision of this Cooperation Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Cooperation Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Cooperation Agreement in any other jurisdiction shall not be affected.

6.10 This Cooperation Agreement may be executed in any number of counterparts, which shall together constitute one agreement. Any party may enter into this Cooperation Agreement by signing any such counterpart.

6.11 Any notice (which term shall in this clause include any other communication) required to be given under this Cooperation Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in English.

6.12 Any such notice may be:

a) personally delivered, in which case it shall be deemed to have given upon delivery at the relevant address if it is delivered not later than 17:00 on a business day as applicable in the physical jurisdiction (each, a "**Business Day**"), or, if it is delivered later than 17:00 on a Business Day or at any time on a day which is not a Business Day, at 09:00 on the next Business Day;

    a. if within USA, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

    b. if from or to any place outside USA, sent by pre-paid airmail, or by air courier in which case it shall be deemed to have been given seven Business Days after the date of posting in the case of airmail or two Business Days after delivery to the courier, in the case of air courier;

b) sent by facsimile, in which case it shall be deemed to have been given when dispatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice

dispatched by facsimile after 17:00 on any Business Day or at any time on a day which is not a Business Day shall be deemed to have been given at 09:00 on the next Business Day; or

c) sent by electronic mail, in which case, it shall be deemed to be given when received but subject to the same provisions regarding receipt after 17:00 as apply to notices sent by facsimile;

6.13 Any Party to this Cooperation Agreement may notify the other party of any change to the address or any of the other details, provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

6.14 Nothing in this Cooperation Agreement shall constitute, or be deemed to constitute a partnership between the parties, nor except as expressly provided, shall it constitute, or be deemed to constitute, any party as the agent of any other party for any purpose.

6.15 Subject to any express provisions to the contrary in this Cooperation Agreement, neither Party shall have the right or authority to and shall not do any act, enter into any contract, make any representation, give any warranty, incur any liability, assume any obligation, whether express or implied, of any kind on behalf of the other Party or bind the other Party in any way.

7. LAW AND JURISDICTION

7.1 This Cooperation Agreement shall be governed by, and construed in accordance with, the laws of Germany.

7.2 Medicus shall comply strictly with all applicable requirements relating to occupational safety and health legislation or similar laws in the country of operations, and the relevant rules and regulations thereunder. In addition, Medicus shall strive to incorporate higher international standards where applicable and appropriate and not in conflict with local rules and regulations.

7.3 In relation to any legal action or proceedings arising out of or in connection with this Cooperation Agreement ("**Proceedings**"), each of the Parties irrevocably submits to courts of the Republic of Germany.

8. FORCE MAJUERE

8.1 Neither party shall be deemed to be in breach of this Cooperation Agreement or otherwise liable to the other as a result of any delay or failure in the performance of its obligations under this Cooperation Agreement if and to the extent that such delay or failure is caused by force majeure (as defined in clause 8.2) and the time for performance of the relevant obligation(s) shall be extended accordingly.

8.2 For the purpose of this clause, "force majeure" means any circumstances not within the reasonable control of the party concerned including, without limitation:

a) any strike, lockout or other industrial action, or any shortage of or difficulty in obtaining labor, fuel, raw materials or components; any destruction, permanent breakdown, malfunction or damage of or to any premises, equipment (including computer systems) or materials;

b) any action taken by a governmental or public authority of any kind, including, without limitation, not granting a consent, exemption, approval or clearance or imposing an embargo, export or import restriction, rationing, quota or other restriction or prohibition;

c) any civil commotion or disorder, riot, invasion, war, threat of or preparation for war; or

d) any accident, fire, or explosion, (other than in each case, one caused by a breach of contract by or assistance of the party concerned) storm, flood, earthquake, subsidence, epidemic or other natural physical disaster.

8.3 A party whose performance of its obligations under this Cooperation Agreement is delayed or prevented by force majeure:

a) shall immediately notify the other party of the nature, extent, effect and likely duration of the circumstances constituting the force majeure;

b) shall use all reasonable endeavors to minimize the effect of the force majeure on its performance of its obligations under this Cooperation Agreement including the making of any alternative arrangements for resuming the performance of its obligations which may be practicable without incurring material additional expense; and

c) shall, subject to clause 8.4, immediately after the cessation of the force majeure, notify the other party thereof and resume full performance of its obligations under this Cooperation Agreement.

8.4 If any force majeure delays or prevents the performance of the obligations of either party for a continuous period in excess of six months, the party not so affected shall then be entitled to give notice to the affected party to terminate this Cooperation Agreement, specifying the date (which shall not be less than 30 Business Days after the date on which the notice is given) on which termination will take effect. Such a termination notice shall be irrevocable, except with the consent of both parties, and upon termination the provisions of clause 4.3 shall apply.

9. FINAL PROVISIONS

9.1 The Cooperation Agreement shall be in English and all the documentation related hereto shall be in English.

9.2 This Cooperation Agreement is the completed and unique agreement between the parties. Some matters arising during the performance of this Cooperation Agreement may be amended or supplemented or replaced by an Annex to this Cooperation Agreement with the consent of all parties and such addition shall become an integral part of this Cooperation Agreement.

MEDICUS INTENSIVPFLEGE GMBH

Per:

Name: Dr. Orhan Karahodza

Title:

BEATMUNGSPFLEGE 24 GMBH

Per:

Name: Dr. Orhan Karahodza

Title: